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                                                                     Exhibit 5.2

                  [Letterhead of Morris, Nichols, Arsht & Tunnell]




                                 April 1, 1999




The CSC Capital Trusts
(as defined below)
c/o CSC Holdings, Inc.
1111 Stewart Avenue
Bethpage, New York 11714

     Re:  The CSC Capital Trusts
          ----------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel to CSC Capital I, a Delaware statutory business trust ("CSC Capital I"), CSC Capital II, a Delaware statutory business trust ("CSC Capital II"), and CSC Capital III, a Delaware statutory business trust ("CSC Capital III" and, collectively with CSC Capital I and CSC Capital II, the "CSC Capital Trusts"), in connection with certain matters of Delaware law relating to the formation of the CSC Capital Trusts and the proposed issuance of Capital Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission by CSC Holdings, Inc., a Delaware corporation (the "Company"), on February 5, 1999, as amended by Pre-Effective Amendment No. 1 thereto (as amended, the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the form of Amended and Restated Trust Agreement of the CSC Capital Trusts attached as an exhibit to the Registration Statement (the "Form Governing Instrument").

          In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of CSC Capital I as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on February 1, 1999 (the "CSC Capital I Certificate"); the Trust Agreement of CSC Capital I dated as of February 1, 1999 (the "CSC Capital I Original Governing Instrument"); the Certificate of Trust of CSC Capital II as filed in the State Office on February 1, 1999 (the "CSC Capital II Certificate"); the Trust Agreement of CSC Capital II dated as of February 1, 1999 (the "CSC Capital II Original Governing Instrument"); the Certificate of Trust of CSC Capital III as filed in the State Office on February 1, 1999 (collectively with the CSC Capital I Certificate and the CSC Capital II

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The CSC Capital Trusts
April 1, 1999
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Certificate, the "Certificates"); the Trust Agreement of CSC Capital III
dated as of February 1, 1999 (collectively with the CSC Capital I Original Governing Instrument and the CSC Capital II Original Governing Instrument, the "Original Governing Instruments"); the Form Governing Instrument; the form of Junior Subordinated Indenture to be entered into between the Company and The Bank of New York, as trustee (the "Indenture"); the form of Guarantee Agreement to be entered into by and between the Company and The Bank of New York, as trustee, with respect to each CSC Capital Trust (each, a "Guarantee"); the Registration Statement; and a certification of good standing of each CSC Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each CSC Capital Trust; (iii) that the Company, The Bank of New York, and The Bank of New York (Delaware) will duly authorize, execute and deliver an amended and restated trust agreement in the form of the Form Governing Instrument (each, a "Governing Instrument") and all other documents contemplated thereby or by the Registration Statement to be executed in connection with the formation of each CSC Capital Trust and the issuance by each CSC Capital Trust of Capital Securities, in each case prior to the first issuance of Capital Securities of such CSC Capital Trust; (iv) that the Capital Securities of each CSC Capital Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and the applicable Guarantee relating to each such CSC Capital Trust and all other relevant documents; (v) that no event has occurred subsequent to the filing of any Certificate, or will occur prior to the issuance of all Capital Securities by each CSC Capital Trust, that would cause a dissolution or liquidation of any CSC Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (vi) that the activities of each CSC Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 DEL. C. SECTIONS 3801 ET SEQ. (the "Delaware Act");
(vii) that prior to the first issuance of Capital Securities by each CSC Capital Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Capital Securities of each CSC Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such CSC Capital Trust and as described in the Prospectus; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Capital Securities by each CSC Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no

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The CSC Capital Trusts
April 1, 1999
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responsibility for, the Registration Statement or any other offering materials relating to the Capital Securities offered by any CSC Capital Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

          Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

          1. Each of the CSC Capital Trusts is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

          2. The Capital Securities of each CSC Capital Trust, upon issuance, will constitute validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable beneficial interests in the assets of such CSC Capital Trust.

          3. Under the Delaware Act and the terms of the applicable Governing Instrument, the Holders of Capital Securities of each CSC Capital Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, we express no opinion with respect to the liability of any Holder of Capital Securities who is, was or may become a named Trustee of the Trust. Notwithstanding the foregoing, we note that, pursuant to the applicable Governing Instrument, Holders of Capital Securities of each CSC Capital Trust may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "VALIDITY OF THE SECURITIES" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL